Exhibit 99

Acreage Holdings Reports First Quarter 2021 Results
Reports Revenue Growth of 58% and Positive Adjusted EBITDA*
New York, NY - May 10, 2021 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.A.U, ACRG.B.U), (OTC: ACRHF, ACRDF) a multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported financial results for the first quarter of 2021.
FIRST QUARTER RESULTS (UNAUDITED)
During the first quarter of 2021, Acreage continued to improve its financial performance and made progress against its strategic initiatives. Highlights for the quarter are summarized below.
•Consolidated revenue was $38.4 million, a 58% increase compared to the same period in 2020 and a sequential increase of 22% compared to the fourth quarter of 2020.
•Company-owned same store sales growth was 16%, marking the ninth consecutive quarter of double-digit same store sales comparisons.
•Gross margin was 53.7%, an increase of 12.6 percentage points compared to the same period in 2020.
•Net loss attributable to Acreage in the first quarter of 2021 was $7.8 million, an improvement from the net loss attributable to Acreage of $172.0 million for the same period in 2020.
•Adjusted EBITDA* in the first quarter of 2021 was $1.6 million compared to a loss of $12.3 million in the same period in 2020. This marks the first quarter of positive adjusted EBITDA* for the company and validates management's refocused strategic plan.
“I am thrilled with our financial performance in the first quarter as we reported positive Adjusted EBITDA for the first time in our history," said Peter Caldini, Chief Executive Officer of Acreage. "Additionally our revenue growth accelerated to 58% year over year, and our gross margin of 53.7% once again set a company record. These results validate our refocused strategy, and we expect our financial performance to continue to improve in the future.”
Retail revenue for the first quarter of 2021 was $25.8 million, an increase of $8.3 million or 47% compared to the first quarter of 2020. The year over year growth was primarily driven by the consolidation of our New Jersey operations in June 2020 and same store sales growth of 16%. Additionally, retail revenue for the first quarter of 2021 improved sequentially by $0.8 million or 3% compared to the fourth quarter of 2020.
Wholesale revenue for the first quarter of 2021 was $10.0 million, an increase of $3.5 million or 53% compared to the first quarter of 2020. The year over year growth in wholesale revenue was primarily driven by increased capacity, coupled with maturing operations in the Company's Pennsylvania, Massachusetts, and Illinois cultivation facilities. This resulted in higher yields and improved product mix in each of the respective markets. Additionally, wholesale revenue for the first quarter of 2021 improved sequentially by $3.6 million or 55% compared to the fourth quarter of 2020.

Total gross profit for the first quarter of 2021 was $20.6 million, an increase of $10.7 million or 107% compared to the first quarter of 2020. Both the growth in revenue and efficiencies achieved at our production facilities drove the increase in gross profit. Total gross margin was 53.7%, up 1,260 basis points compared to total gross margin of 41.1% in the first quarter of 2020.
Consolidated EBITDA* for the first quarter of 2021 was $1.6 million, which was a significant improvement compared to a consolidated EBITDA* loss of $249.0 million in the year ago comparable period. Adjusted EBITDA* for the first quarter of 2021 was $1.6 million, which was also a significant improvement to the Adjusted EBITDA* loss of $12.3 million in the first quarter of 2020 and a sequential improvement from the Adjusted EBITDA loss* of $3.5 million in the fourth quarter of 2020. This marks the first time the company has reported positive EBITDA* and positive Adjusted EBITDA*, which management believes validates its refocused strategy. Finally, Adjusted EBITDA from core operations*, which excludes markets where the Company has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $3.1 million, indicating the Company's core markets are still being negatively impacted by its non-core operations.
MANAGED SERVICES AGREEMENTS (MSA) PERFORMANCE
In addition to operating corporately owned production and cultivation facilities and retail dispensaries, Acreage manages operations on behalf of several third parties. For the first quarter of 2021, these managed entities generated net sales of $16.4 million, which was an increase of $3.0 million or 22% compared to the first quarter of 2020, driven primarily by same store sales growth of 99%.
Managed entities generated EBITDA of $4.7 million for the first quarter of 2021, an increase of $5.5 million compared to an EBITDA loss of $0.8 million in the first quarter of 2020.
BALANCE SHEET AND LIQUIDITY
The company ended the quarter with $45.9 million in cash and restricted cash. Subsequent to the quarter end, the company closed on the previously announced sale of its Florida operations, which provided an additional $20 million to the Company's cash balances. Additionally, during the first quarter of 2021, the company extended the maturity date related to $21 million of a $22 million term loan to June 2021 and subsequently filed a Form S-1 resale registration statement which was declared effective by the SEC, for shares underlying outstanding warrants held by our investors. The company has worked to ensure that sufficient capital is available and is consistently monitoring for advantageous opportunities.
STRATEGIC DISCUSSION
The Company continues to believe its refocused strategy is the key to continued improvements in its financial results and shareholder value. The Company remains focused on three key strategic objectives - driving profitability, strengthening the balance sheet, and accelerating growth in its core markets.
Driving Profitability: The Company's focus on improving operational and financial results has significantly improved profitability from reporting an EBITDA loss of $249.0 million in the first quarter of 2020 to reporting positive EBITDA of $1.6 million in the first quarter of 2021. Management continues to diligently control costs, improve operational efficiencies, and accelerate organic growth in its core markets to continue to report improved profitability going forward.

Strengthening the Balance Sheet: Strengthening the balance sheet is key to both providing the Company with the necessary capital to achieve its operational plans and building shareholder confidence. The Company has worked to ensure that sufficient capital has been available when needed. Going forward, the Company will monitor the capital markets and utilize opportunities to access both debt or equity when it is necessary and advantageous to do so.
Accelerating Growth in Core Markets: Through prior acquisitions and capital expenditures, management believes Acreage is well positioned for future success in several key markets as regulations regarding the use of cannabis continue to evolve. As an example, the Company has an established footprint in key markets such as New York and New Jersey and expects to benefit in the coming months and years as a result of the recent passage of adult-use programs in these states. The Company will continue to focus its growth on its core markets where it can take advantage of and expand on the presence already established.
During the first quarter of 2021, several achievements were completed in accordance with these strategic objectives:
•The company entered into a definitive agreement to sell its Florida operations for an aggregate $60.0 million during the quarter. Subsequent to the quarter end, the company closed on its Florida divestiture. Additionally, the company agreed to sell its dispensary in Powell, OR and its cultivation and processing facility in Medford, OR.
•The company opened its third dispensary in Williamstown, New Jersey. The Company now operates the maximum number of dispensaries allowed in the state of New Jersey.
•The Company continued to aggressively push toward completion of its New Jersey cultivation facility expansions in Egg Harbor and Sewell, positioning Acreage as a market leader ahead of adult-use sales in that state. Both facilities remain on track to complete the expansion projects currently underway in early 2022, bringing total production and cultivation space to nearly 200,000 square feet.
EARNINGS CALL DETAILS
Acreage will host a conference call with management on Tuesday, May 11th at 8:30 A.M. Eastern Daylight Time. The call will be webcast and can be accessed at investors.acreageholdings.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.
ABOUT ACREAGE HOLDINGS, INC.
With its principal address in New York City, Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, the highly recognizable Tweed brand, the Prime medical brand in Pennsylvania, the Innocent edibles brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. More information is available at www.acreageholdings.com.

On June 27, 2019, Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) with Canopy Growth Corporation (“Canopy Growth”), which was subsequently amended on September 23, 2020 (the “Amended Arrangement”). Pursuant to the Amended Arrangement, upon the occurrence (or waiver by Canopy Growth) of changes in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions, acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) on the basis of 0.3048 of a Canopy Growth share per Fixed Share (following the automatic conversion of the Class F multiple voting shares and subject to adjustment in accordance with the terms of the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 and on September 23, 2020).
In addition, Canopy Growth holds an option, exercisable at the discretion of Canopy Growth, to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) at the time that Canopy Growth acquires the Fixed Shares, for cash or Canopy Growth shares, as Canopy Growth may determine, at a price per Floating Share based upon the 30-day volume-weighted average trading price of the Floating Shares on the CSE relative to the trading price of the Canopy Growth shares at the time of the occurrence or waiver of the Triggering Event, subject to a minimum price of US$6.41 per Floating Share.
For more information about the Amended Arrangement please see the Acreage proxy statement and management information circular dated August 17, 2020 (the “Circular”) and the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Acreage’s and Canopy Growth’s respective profiles on SEDAR at www.sedar.com and filed with the SEC on the EDGAR website at www.sec.gov. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.
FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, the risks disclosed in the proxy statement and management information circular dated and filed on August 17, 2020, the Company’s management information circular dated May 17, 2019, filed on May 23, 2019, the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, dated March 25, 2021 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted EBITDA from core operations, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

For further information contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
917-893-5300

Steve West
Vice President, Investor Relations
investors@acreageholdings.com
917-893-5300

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US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
	March 31, 2021	December 31, 2020
US$ (thousands)	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$22,844	$32,542
Restricted cash	23,097	22,097
Inventory	25,375	23,715
Notes receivable, current	8,892	2,032
Assets held-for-sale	73,381	62,971
Other current assets	5,748	4,663
Total current assets	159,337	148,020
Long-term investments	33,968	34,126
Notes receivable, non-current	94,392	97,901
Capital assets, net	92,963	89,136
Operating lease right-of-use assets	16,889	17,247
Intangible assets, net	137,624	138,983
Goodwill	31,922	31,922
Other non-current assets	4,271	4,718
Total non-current assets	412,029	414,033
TOTAL ASSETS	$571,366	$562,053

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$19,123	$18,913
Taxes payable	18,857	14,780
Interest payable	5,688	3,504
Operating lease liability, current	1,285	1,492
Debt, current	47,642	27,139
Non-refundable deposits on sale	6,500	750
Liabilities related to assets held-for-sale	19,167	18,154
Other current liabilities	12,534	13,010
Total current liabilities	130,796	97,742
Debt, non-current	132,870	153,318
Operating lease liability, non-current	16,331	16,609
Deferred tax liability	34,276	34,673
Other liabilities	—	2
Total non-current liabilities	183,477	204,602
TOTAL LIABILITIES	314,273	302,344

Members' equity	239,893	241,031
Non-controlling interests	17,200	18,678
TOTAL MEMBERS’ EQUITY	257,093	259,709
TOTAL LIABILITIES AND MEMBERS' EQUITY	$571,366	$562,053

US GAAP Statements of Operations
US$ (thousands)	Q1'21	Q1'20
Retail revenue, net	$25,847	$17,573
Wholesale revenue, net	10,016	6,548
Other revenue, net	2,530	104
Total revenues, net	38,393	24,225
Cost of goods sold, retail	(13,082)	(10,889)
Cost of goods sold, wholesale	(4,690)	(3,382)
Total cost of goods sold	(17,772)	(14,271)
Gross profit	20,621	9,954

OPERATING EXPENSES
General and administrative	9,218	13,032
Compensation expense	10,362	14,477
Equity-based compensation expense	6,042	34,737
Marketing	12	987
Impairments, net	818	187,775
Loss on notes receivable	—	8,161
Recovery of assets held-for-sale	(8,616)	—
Legal settlements, net	10	—
Depreciation and amortization	969	2,067
Total operating expenses	18,815	261,236

Net operating income (loss)	1,806	(251,282)

OTHER INCOME
(Loss) income from investments, net	(144)	234
Interest income from loans receivable	1,465	1,647
Interest expense	(4,857)	(1,226)
Other loss, net	(1,566)	(174)
Total other (loss) income	(5,102)	481

Loss before income taxes	(3,296)	(250,801)

Income tax (expense) benefit	(5,346)	28,572

Net loss	(8,642)	(222,229)

Less: net loss attributable to non-controlling interests	(833)	(50,275)

Net loss attributable to Acreage Holdings, Inc.	$(7,809)	$(171,954)

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted EBITDA from core operations, adjusted net loss attributable to Acreage, same store sales trends, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'21	Q1'20
Net loss (GAAP)	$(8,642)	$(222,229)
Income tax expense (benefit)	5,346	(28,572)
Interest expense (income), net	3,392	(421)
Depreciation and amortization	1,522	2,223
EBITDA (non-GAAP)*	$1,618	$(248,999)
Adjusting items:
Loss (income) from investments, net	144	(234)
Impairments, net	818	187,775
Loss on notes receivable	—	8,161
Recovery of assets held-for-sale	(8,616)	—
Equity-based compensation expense	6,042	34,737
Legal settlements, net	10	—
Other non-recurring expenses	1,579	6,310
Adjusted EBITDA (non-GAAP)*	$1,595	$(12,250)
EBITDA from beverage and CBD	508	—
EBITDA from businesses under definitive agreements to exit	991	—
Adjusted EBITDA from core operations (non-GAAP)*	$3,094	$(12,250)

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q1'21	Q1'20
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(7,809)	$(171,954)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.07)	$(1.85)
Adjusting items:(1)
Loss (income) from investments, net	$118	$(185)
Impairments, net	667	148,061
Loss on notes receivable	—	6,435
Recovery of assets held-for-sale	(7,031)	—
Equity-based compensation expense	4,930	27,390
Legal settlements, net	8	—
Other non-recurring expenses	1,288	4,975
Tax impact of adjustments above	259	(31,259)
Total adjustments	$239	$155,417
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(7,570)	$(16,537)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.07)	$(0.18)
Weighted average shares outstanding - basic and diluted	106,204	92,902
Weighted average NCI ownership %	18.40%	21.15%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.